As filed with the Securities and Exchange Commission on July 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BRAINSTORM CELL THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	20-7273918
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1325 Avenue of Americas, 28th Floor, New York, NY, 10019
(Address of Principal Executive Offices, Zip Code)

2014 Stock Incentive Plan

2014 Global Share Option Plan

(Full title of the plan)

Chaim Lebovits

President and Chief Executive Officer

Brainstorm Cell Therapeutics Inc.

1325 Avenue of Americas, 28th Floor

New York, NY 10019

(Name and address of agent for service)

(201) 488-0460

(Telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom, Esq.

Mayan Katz, Esq.

Goodwin Procter LLP

100 Northern Ave

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”) is being filed to register an additional 2,533,333 shares of common stock, par value $0.00005 per share (“Common Stock”), of Brainstorm Cell Therapeutics Inc. (the “Registrant”) reserved under the Registrant’s 2014 Stock Incentive Plan and the 2014 Global Share Option Plan, each as amended through June 25, 2025 (as amended, collectively, the “2014 Plans”), including (i) additional 533, 333 shares of Common Stock (as adjusted to reflect the reverse stock split effected in October 2024) reserved under the 2014 Plans pursuant to the amendments thereto adopted by the stockholders on September 16, 2024, and (ii) additional 2,000,000 shares of Common Stock reserved under the 2014 Plans pursuant to the amendments thereto adopted by the stockholders on June 25, 2025. This Registration Statement registers additional securities of the same class as other securities of the Registrant for which the registration statements filed on Form S-8 relating to the 2014 Plans (File No. 333-198391, File No. 333-213714, File No. 333-228981 and File No. 333-261598) of the Registrant are effective. The information contained in the Registrant’s registration statements on Form S-8 relating to the 2014 Plans (File No. 333-198391, File No. 333-213714, File No. 333-228981 and File No. 333-261598) is hereby incorporated by reference pursuant to General Instruction E of Form S-8, except with respect to Item 8. Exhibits thereof.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The exhibits listed on the Exhibit Index immediately preceding such exhibits are filed as part of this Registration Statement, and the contents of the Exhibit Index are incorporated herein by reference.

EXHIBIT INDEX

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	SEC File / Registration Number	Exhibit	Filing Date

4.1	Certificate of Incorporation of Brainstorm Cell Therapeutics Inc.		Definitive Schedule 14A	333-61610	Appendix B	11/20/2006
4.2	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. dated September 15, 2014.		8-K	000-54365	3.1	09/16/2014
4.3	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc. dated August 31, 2015.		8-K	001-366641	3.1	09/04/2015
4.4	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc., dated September 16, 2024.		8-K	001-366641	3.1	09/16/2024
4.5	Certificate of Amendment of Certificate of Incorporation of Brainstorm Cell Therapeutics Inc., dated September 30, 2024.		8-K	001-366641	3.1	10/01/2024
4.6	ByLaws of Brainstorm Cell Therapeutics Inc.		Definitive Schedule 14A	333-61610	Appendix C	11/20/2006
4.7	Amendment No. 1 to ByLaws of Brainstorm Cell Therapeutics Inc., dated as of March 21, 2007.		8-K	333-61610	3.1	03/27/2007
4.8	Amendment No. 2 to the Bylaws of Brainstorm Cell Therapeutics Inc., dated as of April 20, 2025		8-K	333-61610	3.1	04/21/2025
5.1	Opinion of Goodwin Procter LLP	X
23.1	Consent of Goodwin Procter LLP (included in opinion of counsel filed as Exhibit 5.1)	X
23.2	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network.	X
24	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement)	X

99.1	Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan		8-K	000-54365	10.1	08/15/2014
99.2	Amendment No. 1 to the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan		Definitive Schedule 14A	000-36641	Appendix A	05/11/2016
99.3	Amendment No. 2 to the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan		8-K	000-36641	10.1	11/30/2018
99.4	Amendment No. 3 to the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan		Definitive Schedule 14A	000-36641	Appendix A	10/01/2020
99.5	Amendment No. 4 to the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan		8-K	000-36641	10.5	09/16/2024
99.6	Amendment No. 5 to the Brainstorm Cell Therapeutics Inc. 2014 Stock Incentive Plan		8-K	000-36641	10.6	06/25/2025
99.7	Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan		8-K	000-54365	10.2	08/15/2014
99.8	Amendment No. 1 to Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan		Definitive Schedule 14A	000-36641	Appendix B	05/11/2016
99.9	Amendment No. 2 to Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan		8-K	000-36641	10.2	11/30/2018
99.10	Amendment No. 3 to Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan		Definitive Schedule 14A	000-36641	Appendix B	10/01/2020
99.11	Amendment No. 4 to Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan		8-K	000-36641	10.10	09/16/2024
99.12	Amendment No. 5 to Brainstorm Cell Therapeutics Inc. 2014 Global Share Option Plan		8-K	000-36641	10.12	06/25/2025
107	Filing Fee table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on July 3, 2025.

BRAINSTORM CELL THERAPEUTICS INC.

By:	/s/ Chaim Lebovits
Chaim Lebovits
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Chaim Lebovits, Uri Yablonka and Alla Patlis, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Chaim Lebovits Chaim Lebovits	President and Chief Executive Officer (Principal Executive Officer)	July 3, 2025

/s/ Alla Patlis Alla Patlis	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	July 3, 2025

/s/ Irit Arbel Irit Arbel	Director	July 3, 2025

/s/ Nir Naor Nir Naor	Director	July 3, 2025

/s/ Jacob Frenkel Jacob Frenkel	Director	July 3, 2025

/s/ Anthony Polverino Anthony Polverino	Director	July 3, 2025

/s/ Uri Yablonka Uri Yablonka	Director	July 3, 2025

/s/ Menghisteab Bairu Menghisteab Bairu	Director	July 3, 2025

/s/ Stacy Lindborg Stacy Lindborg	Director	July 3, 2025